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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2012
Southside Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-12247	75-1848732
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham Ave Tyler TX	75701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (903) 531-7111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02 (A):	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On March 8, 2012, the Audit Committee of the Board of Directors of Southside Bancshares, Inc. (the “Company”) determined, based on the recommendation of management, that the Company should restate its financial statements for each of the first three quarters of 2011.  The restatement is being made to correct for errors found subsequent to the filing of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011 and subsequent to the issuance of the Company’s earnings release for the fourth quarter and year ended December 31, 2011.  The errors relate to an impairment charge for FHLB option fees at September 30, 2011, correction of values for certain investment securities recorded at fair value and, as discussed further below, the correction of the classification of the change in fair value of certain securities which should have been reflected as a component of net income for the first three quarters of 2011.  The impairment charge for the FHLB option fees was approximately $7.8 million, all of which will be recorded in the third quarter of 2011.  The aggregate income resulting from the changes in the fair value of certain securities for the first three quarters of 2011 was approximately $7.4 million, which will be recorded for the three quarters as detailed below.  As a result of these errors, the Audit Committee also determined on March 8, 2012 that the previously issued financial statements for each of the first three quarterly periods of 2011 should no longer be relied upon.  The financial statements for these quarterly periods were unaudited.

The restatement of the 2011 quarterly results will have the following effects on net income and the balance sheet:

●	Net income for the quarter ended March 31, 2011 will increase by approximately $1.1 million (all of which is related to the fair value income);
●	Net income for the quarter ended June 30, 2011 will increase approximately $1.6 million (all of which is related to the fair value income);
●	Net income for the quarter ended September 30, 2011 will decrease by approximately $3.0 million (related to the fair value income net of the impairment charge);
●	Securities carried at fair value through income that will be presented as a separate line item on the balance sheet at March 31, 2011, will be approximately $235 million;
●	Securities carried at fair value through income that will be presented as a separate line item on the balance sheet at June 30, 2011, will be approximately $370 million; and
●	Securities carried at fair value through income that will be presented as a separate line item on the balance sheet at September 30, 2011, will be approximately $570 million.

For the nine months ended September 30, 2011, net income will decrease by approximately $300,000, resulting in net income of approximately $29.6 million for that period.  For the six months ended June 30, 2011, net income will increase by approximately $2.7 million, resulting in net income of approximately $21 million for that period.

The Company will file amendments to its Quarterly Reports of Form 10-Q for each of the first three quarters of 2011 to restate its financial statements following the filing of its Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 Form 10-K”).  In addition, the Company will revise its 2010 financial statements in its 2011 Form 10-K to correct amounts related to the values of certain securities recorded at fair value and the incorrect classification of the change in fair value of certain securities which should have been reflected as a component of net income.  The revisions to 2010 and 2011 results will have the following effects on net income and the balance sheet:

●
Net income for the year ended December 31, 2010 as revised will decrease by approximately $400,000 as compared to the net income previously reported by the Company’s Annual  Report on Form 10-K for the year ended December 31, 2010;

●
Net income for the year ended December 31, 2011 as revised will decrease by approximately $1.5 million as compared to the net income previously reported by the Company in its earnings release issued on January 26, 2012;

●	Securities carried at fair value through income on the balance sheet that will be presented as a separate line item as of December 31, 2010, will be approximately $75 million; and
●	Securities carried at fair value through income on the balance sheet that will be presented as a separate line item as of December 31, 2011, will be approximately $650 million.

The Company originally reported $10.95 million as the fair value of the FHLB option fees on the September 30, 2011, balance sheet.  As discussed above, the Company will reflect an impairment charge of approximately $7.8 million for this period.  At December 31, 2011, the carrying value of the FHLB option fees recorded on the balance sheet after impairment charges is approximately $2.0 million.

Pursuant to accounting principles generally accepted in the United States of America ("GAAP"), companies are required to reflect securities with an embedded derivative and purchased at a significant premium, which the Company has defined as greater than 111.111%, at fair value with changes recorded in income, instead of equity or value the embedded derivative as a separate instrument.  This standard extends to U.S. Government and U.S. Agency mortgage-backed securities which have an embedded option that individuals can exercise with respect to their individual mortgages.  At December 31, 2011, the Company had approximately $650 million of mortgage-backed securities classified as securities carried at fair value through income.  During the first quarter of 2012, management decided to dispose of these securities in order to eliminate potentially significant impacts to net income associated with market value changes for securities carried at fair value through income.  As of March 8, 2012, there were less than $30 million of these securities that had not been sold.

In connection with the restatement, management is evaluating the deficiencies in internal control over financial reporting and believes at least one deficiency exists and such deficiency will be classified as a material weakness with regard to the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011.  Management has also determined that the Company’s internal control over financial reporting as of December 31, 2011 was not effective.

The Company anticipates that it may need to file for an extension of time to file on Form 12b-25 which would provide the company an additional 15 calendar days to complete the Form 10-K for the year ended December 31, 2011.

Management and the Audit Committee of the Board of Directors have each discussed the matters disclosed in this Current Report on Form 8-K with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

This document contains, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements.  All statements contained in this document that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” “target” and similar expressions are generally intended to identify forward-looking statements.  Economic, business, funding market, competitive and/or regulatory factors, among others, affecting the Company’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements.  More detailed information about these factors are described in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010.  The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHSIDE BANCSHARES, INC.

Date: March 13, 2012	By:	/s/ Lee R. Gibson
Lee R. Gibson
Senior Executive Vice President and Chief Financial Officer